Exhibit 3.1

CERTIFICATE OF INCORPORATION [For Use by Domestic Profit Corporations] OF MARINA DISTRICT FINANCING COMPANY, INC.

To:	The Secretary of State State of New Jersey

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the provisions of Title 14A:2-7, New Jersey Business Corporation Act of the New Jersey Statutes.

FIRST: The name of the corporation is MARINA DISTRICT FINANCING COMPANY, INC. (“Corporation”).

SECOND: The purpose or purposes for which this Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under N.J.S.A, 14A:1-3 et seq. and more specifically without limitation engaging in activities of financing a casino/hotel facility and any other activities incidental to that purpose.

THIRD: The name of the Corporation’s initial registered agent is Lynne Levin Kaufman, Esquire.

FOURTH: The address of the Corporation’s initial registered office is 1125 Atlantic Avenue, Atlantic City, New Jersey 08401.

FIFTH: The aggregate number of shares which the corporation shall have the authority to issue in two thousand five hundred (2,500) shares, each of which shall have no par value.

SIXTH: The number of directors constituting the Initial Board of Directors shall be two (2) and the names and addresses are as follows:

SIXTH: The number of directors constituting the initial Board of Directors shall be two (2) and the names and addresses are as follows:

NAME	ADDRESS
Ellis Landau	8025 Black Horse Pike, Suite 200 West Atlantic City, NJ 08232

Robert L. Boughner	8025 Black Horse Pike, Suite 200 West Atlantic City, NJ 08232

SEVENTH: The name and address of the incorporator is as follows:
NAME	ADDRESS
Lynne Levin Kaufman, Esquire	1125 Atlantic Avenue Atlantic City, NJ 08401

EIGHTH: The duration of the corporation shall be perpetual.

NINTH: The effective date of incorporation shall be the date of filling this certificate.

IN WITNESS WHEREOF, the individual incorporator being over eighteen years of age has signed this Certificate this 4th day of October, 2000.

/s/ Lynne Levin Kaufman
Lynne Levin Kaufman, Esquire
Incorporator

New Jersey Department of the Treasury Division of Revenue Certificate of Amendment to the Certificate Of Incorporation by the Incorporator N.J.S.A. 14A:9-1 et seq. New Jersey Profit Corporation Act

The undersigned incorporator, for the purpose of amending the original Certificate of Incorporation, does hereby execute the following Certificate of Amendment, pursuant to the provisions of the appropriate Statute, of the New Jersey Statutes.

1.	Name of Corporation: MARINA DISTRICT FINANCING COMPANY, INC.

2.	Corporation Number: 0100830711

3.	Article First of the Certificate of Incorporation is hereby amended to read as follows:

THE NAME OF THE CORPORATION IS MARINA DISTRICT FINANCE COMPANY, INC.

4.	The foregoing amendment was adopted by the consent of the Incorporator before the organization meeting of the first Board of Directors.

/s/ Lynne Levin Kaufman
Lynne Levin Kaufman, Esquire
Incorporator

Dated: October 10, 2000

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION [For Use by Domestic Profit Corporations] OF MARINA DISTRICT FINANCE COMPANY, INC.

To:	The Secretary of State State of New Jersey

The undersigned corporation, organized under laws of the State of New Jersey, certifies the following to amend and restate its Certificate of Incorporation in accordance with Section 14A:9-1 and 14A:9-5 of the New Jersey Statutes Annotated as follows:

FIRST: The name of the Corporation is Marina District Finance Company, Inc.

SECOND: The purpose or purposes for which this Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A:1-1 et seq. and more specifically without limitation engaging in activities of financing a casino/hotel facility and any other activities incidental to that purpose.

THIRD: The name of the Corporation’s registered agent is Joseph Corbo, Esquire.

FOURTH: The address of the Corporation’s registered office is Bayport One, Suite 200, 8025 Black Horse Pike, West Atlantic City, New Jersey 08401.

FIFTH: The aggregate number of shares which the Corporation shall have the authority to issue is two thousand five hundred (2,500) shares, each of which shall have no par value.

(a) Pursuant to N.J.S.A. 5:12-82(d)(7), the shares, securities, and other interests of the corporation cannot be transferred without the prior approval of the Casino Control Commission. To this end, pursuant to N.J.S.A. 5:12-105(a), the sale, assignment, transfer, pledge or other disposition of any share, security, or other interest of the corporation is conditional and shall he ineffective if disapproved by the Casino Control Commission.

(b) In accordance with the above and with N.J.S.A. 5:12-82(d)(8), the Corporation reserves the absolute right to repurchase at the market price or the purchase price, whichever is lesser, any share, security, or other interest in the corporation in the event that the Casino Control Commission disapproves of a transfer of said share, security or other interest. The Corporation also reserves the absolute right to repurchase at the market price or the purchase price, whichever is lesser, any share, security, or other interest in the corporation held by an individual owner or holder found not qualified by the Casino Control Commission to hold said share, security or other interest in the Corporation. Consistent with N.J.S.A. 5:12-105(e), commencing on the date the Casino Control Commission serves notice upon the Corporation of a determination of disqualification, the individual or entity declared disqualified will no longer (1) receive any dividends or interest upon any share, security, or other interest of the Corporation; (2) exercise directly or through any trustee or nominee, any right conferred by any share, security, or other interest of the Corporation; or (3) receive any remuneration in any form from the Corporation for services rendered or otherwise.

SIXTH: The number of directors constituting the present board of directors is three (3), and the names and addresses of the persons who are serving as directors until their successors are selected and qualified are:

Name	Address

William S. Boyd	2950 South Industrial Road Las Vegas, Nevada 89109-1100

Robert L. Boughner	2950 South Industrial Road Las Vegas, Nevada 89109-1100

Donald D. Snyder	2950 South Industrial Road Las Vegas, Nevada 89109-1100

(a) The number of directors of the Corporation set forth in this Article Seven will constitute the authorized number of directors until changed by an amendment to the Bylaws of the Corporation.

(b) Pursuant to N.J.S.A. 5:12-105(g), if there is any change in the membership of the Corporation’s board of directors, the Corporation shall file a report with the Casino Control Commission reflecting said change. No director shall be entitled to exercise any powers of the office to which he was so elected or appointed until qualified by the Casino Control Commission in accordance with the provisions of the Casino Control Act.

(c) Any action required or permitted to be taken by the board of directors of the Corporation may be taken without a meeting if all members of the board individually or collectively consent in writing to such action. Such written consent or consents will be filed with the minutes of the proceedings of the board of directors. Such action by written consent will have the same force and effect as a unanimous vote of the directors.

SEVENTH: To the full extent that the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of directors or officers, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Neither the amendment or repeal of this Article nor the adoption of an amendment which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment, repeal or adoption.

EIGHTH: The duration of the Corporation shall be perpetual.

NINTH: The resolution approving this Amended and Restated Certificate of Incorporation was approved by the Board of Directors on June 11, 2003. Further this amendment was submitted to a vote of the shareholders which also authorized this Certificate of Amendment on June 12, 2003. The number of shares voting for these amendments was 2,500. The number of shares voting against these amendments was 0.

TENTH: The effective date of this Amended and Restated Certificate of Incorporation shall be the date of filing this certificate.

IN WITNESS WHEREOF, Robert L. Boughner has signed this Amended and Restated Certificate of Incorporation this 11th day of June, 2003.

/s/ Robert L. Boughner
Robert L. Boughner, Vice President

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